SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

                          REGISTRATION STATEMENT UNDER

THE INVESTMENT COMPANY ACT OF 1940                                           [ ]

AMENDMENT NO. 7                                                              [X]

                                File No. 811-7307

                                  INCOME TRUST
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)

                 200 AXP Financial Center, Minneapolis, MN 55474
________________________________________________________________________________
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 612-671-2772
________________________________________________________________________________

       Eileen J. Newhouse, 200 AXP Financial Center, Minneapolis, MN 55474
________________________________________________________________________________
                     (Name and Address of Agent for Service)

Information about Government Income Portfolio is incorporated by reference to AXP Federal Income Fund, Inc. Registration Statement No. 2-96512, Post-Effective Amendment No. 31 (the Feeder Fund Filing), filed electronically on or about July 30, 2001.

Information about High Yield Portfolio is incorporated by reference to AXP Extra Income Fund, Inc. Registration Statement No. 2-86637, Post-Effective Amendment No. 34 (the Feeder Fund Filing), filed electronically on or about July 30, 2001.

Information about Quality Income Portfolio is incorporated by reference to AXP Selective Fund, Inc. Registration Statement No. 2-10700, Post-Effective Amendment No. 91 (the Feeder Fund Filing), filed electronically on or about July 30, 2001.

As used in this document, "the Portfolio" refers to each portfolio of the Trust.

                                     PART A

Items 1-3:

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 2(b) of Section B of the General Instructions to Form N-1A.

Item 4:

Please refer to Part A and Part B of the Feeder Fund Filing.

Item 5:

Response  to  this  item  has  been  omitted   pursuant  to  Form  N-1A  General
Instructions, Section B, Paragraph 2(b).

Item 6:

Please refer to Part A of the Feeder Fund Filing.

Item 7:

Net asset value (NAV) is the total value of the Portfolio's investments and other assets less any liabilities. Each unit has a value of $1.00. The Portfolio is deemed to have outstanding the number of units equal to its NAV and each unitholder is deemed to hold the number of units equal to its proportionate investment in the Portfolio. NAV is calculated at the close of business, normally 3 p.m. Central time, each business day (any day the New York Stock Exchange is open).

Redemptions are processed on any date on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed units will be made promptly, but in no event later than seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the Investment Company Act of 1940, as amended (the 1940 Act). The Portfolio reserves the right upon 30-days' written notice to redeem, at net asset value, the units of any unitholder whose account has a value of less than $100,000 as a result of voluntary redemptions. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the units depending upon the fluctuations in the market value of the assets owned by the Portfolio.

The Portfolio's units are not registered under the Securities Act of 1933, as amended (the 1933 Act) and may not be sold publicly. Instead, units are offered pursuant to exemptions from the 1933 Act in private transactions.

Units are offered only to other investment companies and certain institutional investors. All units are sold without a sales charge. All investments in the Portfolio are credited to the unitholder's account in the form of full and fractional units of the Portfolio (rounded to the nearest 1/1000 of a unit). The Portfolio does not issue stock certificates.

There is no minimum or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

The Portfolio is identified as a partnership for tax purposes and is not subject to any federal income tax. However, each unitholder in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain pursuant to the rules governing the unitholders. The determination of each unitholder's share will be made in accordance with the Internal Revenue Code of 1986, as amended (the
Code), regulations promulgated thereunder and the Declaration of Trust.

It is intended that the Portfolio's assets, income and distributions will be managed to satisfy the requirements of Subchapter M of the Code assuming that a unitholder invests all its assets in the Portfolio.

There are tax issues that are relevant to unitholders who purchase units with assets rather than cash. Such purchases will not be taxable provided certain requirements are met. Unitholders are advised to consult their own tax advisors about the tax consequences of investing in the Portfolio.

Please also refer to the response given to Items 8 and 18.

Item 8:

Not applicable.

Item 9:

Response  to  this  item  has  been  omitted   pursuant  to  Form  N-1A  General
Instructions, Section B, Paragraph 2(b).

                                     PART B

Item 10:

Units in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, common or commingled trust funds or similar organizations or entities that are accredited investors within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. Organizations or entities that become holders of units of beneficial interest of the Trust are referred to as unitholders.

Item 11:

Income Trust (the Trust) is an open-end management investment company organized as a Massachusetts business trust on May 26, 1995. The Trust consists of three series: Government Income Portfolio, High Yield Portfolio and Quality Income Portfolio.

Item 12:

Please refer to Part B of the Feeder Fund Filing and the response given to Item 11.

Item 13:

The Trust has a board of trustees (the board) that has primary responsibility for the overall management of the Trust. It elects officers and retains service providers to carry out day-to-day operations.

Please refer to Part B of the Feeder Fund Filing.

Item 14:

As of 30 days prior to the date of this filing, the following entities held more than 5% of the outstanding units of the Portfolios:

Portfolio                 Unitholder                    Percentage of ownership

Government Income         AXP Federal Income Fund                99.99%

High Yield                AXP Extra Income Fund                  99.99%

Quality Income            AXP Selective Fund                     99.99%


Item 15:

Please refer to Part B of the Feeder Fund Filing.

Transfer Agency and Administrative Services Agreement

The Trust, on behalf of the Portfolio, has a Transfer Agency and Administrative Services Agreement with American Express Client Service Corporation. This Agreement governs the responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing unitholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the Portfolio's units. The fee is determined by multiplying the number of unitholder accounts at the end of the day by a rate of $1 per year and dividing by the number of days in that year.

Placement Agent Agreement

American Express Financial Advisors Inc. (the Placement Agent), a wholly-owned subsidiary of American Express Financial Corporation (the Advisor), serves as the Placement Agent for the Trust. The Placement Agent is located at 200 AXP Financial Center, Minneapolis, MN 55474.

Custodians

American Express Trust Company (AETC) serves as custodian for Government Income Portfolio. AETC is located at 200 AXP Financial Center, Minneapolis, MN 55474.

U.S. Bank National Association (U.S. Bank) serves as custodian for High Yield Portfolio and Quality Income Portfolio. U.S. Bank is located at 180 E. Fifth St., St. Paul, MN 55101-1631. AETC and U.S. Bank are permitted to deposit some or all of their securities in central depository systems as allowed by federal law. For its services, the Portfolio pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

Item 16:

Please refer to Part B of the Feeder Fund Filing.

Item 17:

The Declaration of Trust authorizes the issuance of units of beneficial interest in the Trust without par value. Each unit of the Portfolio has one vote and shares equally in dividends and distributions, when and if declared by the board, and in the Portfolio's net assets upon liquidation. All units, when issued, are fully paid and non-assessable. There are no preemptive, conversion or exchange rights.

The board may classify or reclassify any unissued units of the Trust into units of any series by setting or changing in any one or more respect, from time to time, prior to the issuance of such units, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications, of such units. Any such classification or reclassification will comply with the provisions of the 1940 Act.

The overall management of the business of the Portfolio is vested with the board members. The board members approve all significant agreements between the Portfolio and persons or companies furnishing services to the Portfolio. The day-to-day operations of the Portfolio are delegated to the officers of the Trust subject to the investment objective and policies of the Portfolio, the general supervision of the board members and the applicable laws of the Commonwealth of Massachusetts.

Generally, there will not be annual meetings of unitholders. Unitholders may remove board members from office by votes cast at a meeting of unitholders or by written consent.

Under Massachusetts law, unitholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims unitholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust. The Declaration of Trust provides for indemnification out of the Trust property for all loss and expense of any unitholder of the Trust held liable on account of being or having been a unitholder. Thus, the risk of a unitholder incurring financial loss on account of unitholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.

The Declaration of Trust further provides that the board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a board member against any liability to which the board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involving the conduct of his or her office. The Declaration of Trust provides for indemnification by the Trust of the board members and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust unitholders to which he or she would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust also authorizes the purchase of liability insurance on behalf of board members and officers.

Item 18:

The information in response to this item is provided in addition to information provided in Item 7 in Part A.

Redeeming Units

Unitholders have a right to redeem units at any time.

During an emergency, the board can suspend the computation of net asset value, stop accepting payments for purchase of units or suspend the duty of the Portfolio to redeem units for more than seven days.
Such emergency situations would occur if:

`The New York Stock Exchange (the Exchange) closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

`Disposal of the Portfolio's securities is not reasonably practicable or it is not reasonably practicable for the Portfolio to determine the fair value of its net assets, or

`The Securities and Exchange Commission (SEC), under the provisions of the 1940 Act, as amended, declares a period of emergency to exist.

Should the Portfolio stop selling units, the board members may make a deduction from the value of the assets held by the Portfolio to cover the cost of future liquidations of the assets so as to distribute fairly these costs among all unitholders.

Redemptions By The Portfolio

The Portfolio reserves the right to redeem, involuntarily, the units of any unitholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by voluntary redemption of units. Until further notice, it is the policy of the Portfolio not to exercise this right with respect to any unitholder whose account has a value of $100,000 or more. In any event, before the Portfolio redeems such units and sends the proceeds to the unitholder, it will notify the unitholder that the value of the units in the account is less than the minimum amount and allow the unitholder 30 days to make an additional investment in an amount which will increase the value of the accounts to at least $100,000.

Redemptions In Kind

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Portfolio to redeem units in cash, with respect to any one unitholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Portfolio at the beginning of such period. Although redemptions in excess of this limitation would normally be paid in cash, the Portfolio reserves the right to make payments in whole or in part in securities or other assets in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing unitholders of the Trust as determined by the board. In such circumstances, the securities distributed would be valued as set forth in Item 7 of Part A. Should the Portfolio distribute securities, a unitholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Despite its right to redeem units through a redemption-in-kind, the Portfolio does not expect to exercise this option unless that Portfolio has an unusually low level of cash to meet redemptions and/or is experiencing unusually strong demands for cash.

Valuing Portfolio Interests

The number of units held by each unitholder is equal to the value in dollars of that unitholder's interest in the Portfolio. The dollar value of a unitholder's interest in the Portfolio is determined by multiplying the unitholder's proportionate interest by the NAV of that Portfolio.

In determining net assets before unitholder transactions, the securities held by the Portfolio are valued as follows as of the close of business of the
Exchange:

`Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

`Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

`Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

`Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

`Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

`Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange. Occasionally, events affecting the value of such securities may occur between such times and the close of the Exchange that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, these securities will be valued at their fair value according to procedures decided upon in good faith by the board.

`Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

`Securities without a readily available market price and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Portfolio. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

Item 19:

The information in response to this item is provided in Item 7 of Part A.

Item 20:

The information in response to this item is provided in Item 15 of Part B.

Item 21:

Not applicable.

Item 22:

Please refer to the financial statements of the Portfolio in Part B of the Feeder Fund Filing.

PART C. OTHER INFORMATION

Item 23. Exhibits

(a)(1)   Declaration  of  Trust,  dated May 24,  1995  filed  electronically  as
         Exhibit 1(a) to Registrant's original Registration Statement (File No. 811-7307), is incorporated by reference.

(a)(2) Amended and Restated Declaration of Trust, dated March 7, 1996, filed as Exhibit 1(b) to Registrant's Amendment No. 2 to Registration No. 811-7307, is incorporated by reference.

(b)      By-laws amended Jan. 11, 2001 are filed electronically herewith.

(c) Purchase Agreement dated July 14, 2000 between Income Trust and American Express Financial Corporation is filed electronically herewith.

(d) Investment Management Services Agreement dated June 10, 1996 between Income Trust on behalf of its underlying Portfolios: Government Income Portfolio, Quality Income Portfolio and High Yield Portfolio, and American Express Financial Corporation, is incorporated by reference to
         Exhibit 5 to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(e)      Underwriting contracts: omitted pursuant to Form N-1A instructions.

(f)      Bonus or Profit Sharing Contracts: Not Applicable.

(g)(1) Custodian Agreement dated June 10, 1996 between Income Trust, on behalf of Government Income Portfolio, and American Express Trust Company, is incorporated by reference to Exhibit 8(a) to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(g)(2) Custodian Agreement dated June 10, 1996 between Income Trust, on behalf of High Yield Portfolio, and First Bank National Association, is incorporated by reference to Exhibit 8(b) to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(g)(3) Custodian Agreement dated June 10, 1996 between Income Trust, on behalf of Quality Income Portfolio, and First Bank National Association, is incorporated by reference to Exhibit 8(c) to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(g)(4) Custodian Agreement Amendment dated October 9, 1997 between Income Trust on behalf of Government Income Portfolio and American Express Trust Company, filed electronically on or about November 26, 1997 as
         Exhibit 8(c) to Amendment No. 4 to Registration Statement No. 811-7393, is incorporated by reference. Registrant's Custodian Agreement Amendment differs from the one incorporated by reference only by the fact that Registrant is one executing party.

(h)(1) Placement Agent Agreement dated June 10, 1996 between Income Trust, on behalf of its underlying Portfolios, and American Express Financial Advisors Inc., is incorporated by reference to Exhibit 9(b) to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(h)(2) Transfer Agency and Administration Agreement dated Jan. 1, 1998 between Income Trust on behalf of its underlying Portfolios, and American Express Client Service Corporation incorporated by reference to Exhibit 9(a) to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(i)      Legal Opinion: omitted pursuant to Form N-1A instructions.

(j)      Other Opinions: omitted pursuant to Form N-1A instructions.

(k)      Omitted   Financial   Statements:   omitted   pursuant  to  Form  N-1A
         instructions.

(l) Subscription Agreement dated April 16, 1996 between Strategist Income Fund, Inc. and Income Trust is incorporated by reference to Exhibit 13 to Registrant's Post-Effective Amendment No. 4 filed on or about July 30, 1998.

(m)      Rule 12b-1 Plan: Not Applicable.

(n)      Rule 18f-3 Plan: Not Applicable.

(o)      Reserved.

(p)(1) Code of Ethics adopted under Rule 17j-1 for Registrant filed electronically on or about March 30, 2000 as Exhibit (p)(1) to AXP Market Advantage Series, Inc.'s Post-Effective Amendment No. 24 to Registration Statement No. 33-30770, is incorporated by reference.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment advisor filed electronically on or about March 30, 2000 as Exhibit (p)(2) to AXP Market Advantage Series, Inc.'s Post-Effective Amendment No. 24 to Registration Statement No. 33-30770, is incorporated by reference.

(q)(1)   Trustees'  Power  of  Attorney,   dated  January  11,  2001,  is  filed
         electronically herewith as Exhibit (q)(1).

(q)(2)   Officers'  Power  of  Attorney,   dated  January  11,  2001,  is  filed
         electronically herewith as Exhibit (q)(2).

Item 24. Persons Controlled by or Under Common Control with Registrant

         None.

Item 25. Indemnification

The Declaration of Trust of the Registrant provides that the Trust shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, and the Trust may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Massachusetts, as now existing or hereafter amended. The By-laws of the registrant provide that present or former directors or officers of the Trust made or threatened to be made a party to or involved (including as a witness) in an actual or threatened action, suit or proceeding shall be indemnified by the Trust to the full extent authorized by the laws of the Commonwealth of Massachusetts, all as more fully set forth in the By-laws filed as an exhibit to this registration statement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the trustees, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation of the Investment Company Act of 1940.


Item 26.          Business and Other Connections of Investment Adviser (American Express Financial Corporation)

Directors and officers of American Express Financial Corporation who are directors and/or officers of one or more other companies:

Name and Title                      Other company(s)                  Address                 Title within other
                                                                                                   company(s)
-------------------------       -----------------------       -------------------------     -----------------------

Ronald G. Abrahamson,           American Express Client      200 AXP Financial Center     Director and Vice
Vice President - Business       Service Corporation          Minneapolis, MN 55474        President - Business
Transformation                                                                            Transformation

                                American Express Financial   70100 AXP Financial Center   Vice President - Business
                                Advisors Inc.                Minneapolis, MN  55747       Transformation

                                Public Employee Payment                                   Director and Vice President
                                Company

Douglas A. Alger,               American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Human Resources
President - Human Resources

Gumer C. Alvero                 American Centurion Life      20 Madison Ave. Extension    Director
Vice President - Variable       Assurance Company            P.O. Box 5555
Annuities                                                    Albany, NY  12205-0555

                                American Enterprise Life     829 AXP Financial Center     Director, Executive Vice
                                Insurance Company            Minneapolis, MN  55474       President - Assured
                                                                                          Assets, Member of
                                                                                          Investment Committee

                                American Express Financial   70100 AXP Financial Center   Vice President - Annuities
                                Advisors Inc.                Minneapolis, MN  55747

                                American Partners Life       1751 AXP Financial Center    Director, President,
                                Insurance Company            Minneapolis MN  55474        Member of Investment
                                                                                          Committee

                                IDS Life Insurance Company   20 Madison Ave. Extension    Executive Vice President -
                                                             P.O. Box 5555                Assured Assets, Member of
                                                             Albany, NY  12205-0555       Investment Committee

                                IDS Life Insurance Company   P.O. Box 5144                Director
                                of New York                  Albany, NY  12205

                                IDS Life Variable Annuity                                 Chairman of the Board and
                                Funds A & B                                               President

Peter J. Anderson,              Advisory Capital             200 AXP Financial Center     Director
Director and Senior Vice        Strategies Group Inc.        Minneapolis, MN 55474
President - Investment
Operations

                                American Express Asset                                    Director and Chairman of
                                Management Group Inc.                                     the Board

                                American Express Asset                                    Director, Chairman of the
                                Management International,                                 Board and Executive Vice
                                Inc.                                                      President

                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55747       Investment Operations

                                American Partner Life        1751 AXP Financial Center    Member of Investment
                                Insurance Company            Minneapolis, MN  55474       Committee

                                IDS Capital Holdings Inc.                                 Director and President

                                IDS Futures Corporation                                   Director

                                NCM Capital Management       2 Mutual Plaza               Director
                                Group, Inc.                  501 Willard Street
                                                             Durham, NC  27701

Ward D. Armstrong,              American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55747       Retirement Services
Retirement Services

                                American Express Service                                  Vice President - Workplace
                                Corporation                                               Financial Services

                                American Express Trust                                    Director and Chairman of
                                Company                                                   the Board


John M. Baker,                  American Express Financial   70100 AXP Financial Center   Vice President - Plan
Vice President - Plan Sponsor   Advisors Inc.                Minneapolis, MN  55747       Sponsor Services
Services

                                American Express Trust                                    Senior Vice President
                                Company

Dudley Barksdale                American Express Financial   70100 AXP Financial Center   Vice President - Service
Vice President - Service        Advisors Inc.                Minneapolis, MN  55747       Development
Development

Joseph M. Barsky III,           American Express Financial   70100 AXP Financial Center   Vice President - Mutual
Vice President - Mutual Fund    Advisors Inc.                Minneapolis, MN  55747200    Fund Equities
Equities                                                     AXP Financial Center
                                                             Minneapolis, MN 55474

Timothy V. Bechtold,            American Centurion Life      20 Madison Ave. Extension    Director and President
Vice President - Risk           Assurance Company            P.O. Box 5555
Management Products                                          Albany, NY  12205-0555

                                American Express Financial   70100 AXP Financial Center   Vice President - Risk
                                Advisors Inc.                Minneapolis, MN  55747       Management Products

                                American Express Insurance                                Director and President
                                Agency of Arizona Inc.

                                American Express Insurance                                Director and President
                                Agency of Idaho Inc.

                                American Express Insurance                                Director and President
                                Agency of Nevada Inc.

                                American Express Insurance                                Director and President
                                Agency of Oregon Inc.

                                American Partners Life                                    Member of Investment
                                Insurance Company                                         Committee

                                IDS Insurance Agency of                                   Director and President
                                Alabama Inc.

                                IDS Insurance Agency of                                   Director and President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Director and President
                                Massachusetts Inc.

                                IDS Insurance Agency of                                   Director and President
                                New Mexico Inc.

                                IDS Insurance Agency of                                   Director and President
                                Ohio Inc.

                                IDS Insurance Agency of                                   Director and President
                                Wyoming Inc.

                                IDS Life Insurance Company   70100 AXP Financial Center   President, Executive Vice
                                                             Minneapolis, MN  55747       President - Risk
                                                                                          Management Products,
                                                                                          Member of Investment
                                                                                          Committee

                                IDS Life Insurance Company   P.O. Box 5144                President and Chief
                                of New York                  Albany, NY 12205             Executive Officer

                                IDS Life Series Fund, Inc.   200 AXP Financial Center     Director and President
                                                             Minneapolis, MN  55474

                                IDS Life Variable Annuity    70100 AXP Financial Center   Manager
                                Funds A & B                  Minneapolis, MN  55474

Douglas W. Brewers,             American Express Financial   70100 AXP Financial Center   Vice President - Sales
Vice President - Sales Support  Advisors Inc.                Minneapolis, MN  55747       Support

Kenneth I. Chenaut              American Express Company     American Express Tower       President and Chief
Director                                                     World Financial Center       Operating Officer
                                                             New York, NY  10285


Kenneth J. Ciak,                AMEX Assurance Company       200 AXP Financial Center     Director and President
Vice President and General                                   Minneapolis, MN 55474
Manager - IDS Property
Casualty

                                American Express Financial   70100 AXP Financial Center   Vice President and General
                                Advisors Inc.                Minneapolis, MN  55747       Manager - IDS Property
                                                                                          Casualty

                                IDS Property Casualty        1 WEG Blvd.                  Director and President
                                Insurance Company            DePere, WI 54115

Paul A. Connolly,               American Express Financial   70100 AXP Financial Center   Vice President - Retail
Vice President - Retail         Advisors Inc.                Minneapolis, MN  55747       Distribution Services
Distribution Services

James M. Cracchiolo             American Express Financial   70100 AXP Financial Center   President and Chief
President and Chief Executive   Advisors Inc.                Minneapolis, MN  55747       Executive Officer
Officer

Colleen Curran,                 American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN  55747       Assistant General Counsel
General Counsel

                                American Express Service                                  Vice President and Chief
                                Corporation                                               Legal Counsel

Luz Maria Davis                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President -                Advisors Inc.                Minneapolis, MN  55747       Communications
Communications

Robert M. Elconin,              American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Government     Advisors Inc.                Minneapolis, MN  55747       Government Relations
Relations

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55747

Gordon M. Fines,                American Express Asset       200 AXP Financial Center     Senior Vice President and
Vice President - Mutual Fund    Management Group Inc.        Minneapolis, MN 55474        Chief Investment Officer
Equity Investments

                                American Express Financial   70100 AXP Financial Center   Vice President - Mutual
                                Advisors Inc.                Minneapolis, MN  55747       Fund Equity Investments

Douglas L. Forsberg,            American Centurion Life      20 Madison Ave. Extension    Director
Vice President - International  Assurance Company            P.O. Box 5555
                                                             Albany, NY  12205-0555

                                American Express Financial   70100 AXP Financial Center   Vice President -
                                Advisors Inc.                Minneapolis, MN  55747       International

                                American Express Financial   70100 AXP Financial Center   Director, President and
                                Advisors Japan Inc.          Minneapolis, MN  55747       Chief Executive Officer

Peter A. Gallus                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Investment     Advisors Inc.                Minneapolis, MN  55747       Investment Administration
Administration

Derek M. Gledhill               American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Integrated     Advisors Inc.                Minneapolis, MN  55747       Integrated Financial
Financial Services Field                                                                  Services Field
Implementation                                                                            Implementation

Harvey Golub,                   American Express Company     American Express Tower       Chairman and Chief
Director                                                     World Financial Center       Executive Officer
                                                             New York, NY  10285

                                American Express Travel                                   Chairman and Chief
                                Related Services Company,                                 Executive Officer
                                Inc.

David A. Hammer,                American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Marketing    Advisors Inc.                Minneapolis, MN  55747       Marketing Controller
Controller

                                IDS Plan Services of                                      Director and Vice President
                                California, Inc.

Teresa A. Hanratty              American Express Financial   70100 AXP Financial Center   Senior Vice
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       President-Field Management
President - Field Management


Lorraine R. Hart,               AMEX Assurance Company       200 AXP Financial Center     Vice President -
Vice President - Insurance                                   Minneapolis, MN 55474        Investments
Investments

                                American Centurion Life      20 Madison Ave. Extension    Vice President
                                Assurance Company            P.O. Box 5555
                                                             Albany, NY  12205-0555

                                American Enterprise Life     829 AXP Financial Center     Vice President
                                Insurance Company            Minneapolis, MN  55474

                                American Express                                          Director
                                Corporation

                                American Express Financial   70100 AXP Financial Center   Vice President - Insurance
                                Advisors Inc.                Minneapolis, MN  55747       Investments

                                American Partners Life       1751 AXP Financial Center    Director and Vice
                                Insurance Company            Minneapolis, MN  55474       President

                                IDS Certificate Company                                   Vice President

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55747

                                IDS Life Series Fund, Inc.   200 AXP Financial Center     Vice President
                                                             Minneapolis, MN  55474

                                IDS Life Variable Annuity    70100 AXP Financial Center   Vice President
                                Funds A and B                Minneapolis, MN  55747

                                Investors Syndicate                                       Director and Vice
                                Development Corp.                                         President

                                IDS Life Insurance Company   P.O. Box 5144                Vice President
                                of New York                  Albany, NY 12205

                                IDS Property Casualty        1 WEG Blvd.                  Vice President
                                Insurance Company            DePere, WI 54115

Janis K. Heaney,                American Express Financial   70100 AXP Financial Center   Vice President - Incentive
Vice President - Incentive      Advisors Inc.                Minneapolis, MN  55747       Management
Management

Brian M. Heath                  American Express Financial   70100 AXP Financial Center   Senior Vice President and
Director, Senior Vice           Advisors Inc.                Minneapolis, MN  55747       General Sales Manager
President and General Sales
Manager

Carol A. Holton                 American Express Financial   70100 AXP Financial Center   Vice President - Third
Vice President - Third Party    Advisors Inc.                Minneapolis, MN  55747       Party Distribution
Distribution

                                American Enterprise Life     829 AXP Financial Center     Director, President and
                                Insurance Company            Minneapolis, MN  55474       Chief Executive Officer

                                IDS Life Insurance Company   70100 AXP Financial Center   Director
                                                             Minneapolis, MN  55747

                                IDS Life Insurance Company   20 Madison Ave. Extension    Director
                                of New York                  P.O. Box 5555
                                                             Albany, NY  12205-0555

Darryl G. Horsman,              American Express Trust       200 AXP Financial Center     Director and President
Vice President - Product        Company                      Minneapolis, MN 55474
Development and Technology,
American Express Retirement
Services

                                American Express Asset                                    Vice President
                                Management International
                                Inc.

David R. Hubers,                AMEX Assurance Company       200 AXP Financial Center     Director
Chairman of the Board                                        Minneapolis, MN 55474

                                American Express Financial   70100 AXP Financial Center   Chairman of the Board
                                Advisors Inc.                Minneapolis, MN  55747

Debra A. Hutchinson             American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Relationship   Advisors Inc.                Minneapolis, MN  55747       Relationship Leader
Leader


James M. Jensen,                American Express Financial   70100 AXP Financial Center   Vice President - Advice
Vice President - Advice and     Advisors Inc.                Minneapolis, MN  55747       and Retail Distribution
Retail Distribution Group,                                                                Group, Product,
Product, Compensation and                                                                 Compensation and Field
Field Administration                                                                      Administration

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55747

Marietta L. Johns,              American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Field Management
President - Field Management

Nancy E. Jones,                 American Express Financial   70100 AXP Financial Center   Vice President - Business
Vice President - Business       Advisors Inc.                Minneapolis, MN  55747       Development
Development

                                American Express Service                                  Vice President - Business
                                Corporation                                               Development

John C. Junek                   American Express Financial   70100 AXP Financial Center   Senior Vice President and
Director, Senior Vice           Advisors Inc.                Minneapolis, MN  55747       General Counsel
President and General Counsel

Ora J. Kaine,                   American Express Financial   70100 AXP Financial Center   Vice President - Financial
Vice President - Financial      Advisors Inc.                Minneapolis, MN  55747       Advisory Services
Advisory Services

Linda B. Keene,                 American Express Financial   70100 AXP Financial Center   Vice President - Market
Vice President - Market         Advisors Inc.                Minneapolis, MN  55747       Development
Development

John M. Knight                  American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Investment     Advisors                     Minneapolis, MN  55747       Investment Accounting
Accounting

Claire Kolmodin,                American Express Financial   70100 AXP Financial Center   Vice President - Service
Vice President - Service        Advisors Inc.                Minneapolis, MN  55747       Quality
Quality

Steven C. Kumagai,              American Express Financial   70100 AXP Financial Center   Director and Senior Vice
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       President-Direct and
President - Direct and                                                                    Interactive Group
Interactive Group

                                AMEX Assurance Company       200 AXP Financial Center     Director
                                                             Minneapolis, MN  55474

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

Kurt A Larson,                  American Express Financial   70100 AXP Financial Center   Vice President - Senior
Vice President - Senior         Advisors Inc.                Minneapolis, MN  55747       Portfolio Manager
Portfolio Manager

Lori J. Larson,                 American Express Financial   70100 AXP Financial Center   Vice President - Brokerage
Vice President - Brokerage      Advisors Inc.                Minneapolis, MN  55747       and Direct Services
and Direct Services

Daniel E. Laufenberg,           American Express Financial   70100 AXP Financial Center   Vice President and Chief
Vice President and Chief U.S.   Advisors Inc.                Minneapolis, MN  55747       U.S. Economist
Economist

Jane W. Lee                     American Express Financial   70100 AXP Financial Center   Vice President - New
Vice President - New Business   Advisors Inc.                Minneapolis, MN  55747       Business Development and
Development and Marketing                                                                 Marketing

Peter A. Lefferts,              American Express Financial   70100 AXP Financial Center   Senior Vice President -
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55747       Corporate Strategy and
Corporate Strategy and                                                                    Development
Development

                                American Express Trust                                    Director
                                Company

                                IDS Plan Services of                                      Director
                                California, Inc.

Fred A. Mandell,                American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Distribution   Advisors Inc.                Minneapolis, MN  55747       Distribution Channel
Channel Marketing                                                                         Marketing


Timothy J. Masek                American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Director     Advisors Inc.                Minneapolis, MN  55747       Director of Global Research
of Global Research

Paula R. Meyer,                 American Express                                          Director
Vice President - Mutual Funds   Corporation

                                American Express Financial   70100 AXP Financial Center   Vice President - Mutual
                                Advisors Inc.                Minneapolis, MN  55747       Funds

                                IDS Certificate Company                                   Director and President

                                Investors Syndicate                                       Director, Chairman of the
                                Development Corporation                                   Board and President

Shashank B. Modak               American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Technology     Advisors Inc.                Minneapolis, MN  55747       Technology Leader
Leader

Pamela J. Moret,                American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Products Group
President - Products Group

                                American Express Trust                                    Vice President
                                Company

                                American Partners Life       20 Madison Ave. Extension    Director, Chairman of the
                                Insurance Company            P.O. Box 5555                Board
                                                             Albany, NY  12205-0555

                                AMEX Assurance Company       200 AXP Financial Center     Director
                                                             Minneapolis, MN  55474

                                IDS Certificate Company                                   Director

                                IDS Life Insurance Company   70100 AXP Financial Center   Chairman of the Board,
                                                             Minneapolis, MN  55747       Chief Executive Officer
                                                                                          and Member of Investment
                                                                                          Committee

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

Barry J. Murphy,                American Express Client      200 AXP Financial Center     Director and President
Director and Executive Vice     Service Corporation          Minneapolis, MN 55474
President - U.S. Retail Group

                                American Enterprise                                       Director
                                Investment Services, Inc.

                                American Express Financial   70100 AXP Financial Center   Senior Vice President
                                Advisors Inc.                Minneapolis, MN  55747

                                IDS Life Insurance Company   70100 AXP Financial Center   Director and Executive
                                                             Minneapolis, MN  55747       Vice President

Mary Owens Neal,                American Express Financial   70100 AXP Financial Center   Vice President - Consumer
Vice President - Consumer       Advisors Inc.                Minneapolis, MN  55747       Marketing
Marketing

Michael J. O'Keefe,             American Express Financial   70100 AXP Financial Center   Vice President - Advisory
Vice President - Advisory       Advisors Inc.                Minneapolis, MN  55747       Business Systems
Business Systems

James R. Palmer,                American Express                                          Director
Vice President - Taxes          Corporation

                                American Express Financial   70100 AXP Financial Center   Vice President - Taxes
                                Advisors Inc.                Minneapolis, MN  55747

                                IDS Life Insurance Company   70100 AXP Financial Center   Vice President
                                                             Minneapolis, MN  55747

Carla P. Pavone,                American Express Financial   70100 AXP Financial Center   Vice President - Product
Vice President - Product        Advisors Inc.                Minneapolis, MN  55747       Business Development
Business Development

                                Public Employee Payment                                   Director and President
                                Company


Kris Petersen                   American Express Financial   70100 AXP Financial Center   Vice President -
Vice President -                Advisors Inc.                Minneapolis, MN  55747       Non-propriety Products
Non-propriety Products

                                IDS Cable Corporation                                     Director

                                IDS Futures Corporation                                   President

                                IDS Management Corporation                                Director and President

                                IDS Realty Corporation                                    Director and President

Susan B. Plimpton,              American Express Financial   70100 AXP Financial Center   Vice President - Marketing
Vice President - Marketing      Advisors Inc.                Minneapolis, MN  55747       Services
Services

Ronald W. Powell,               American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN  55747       Assistant General Counsel
General Counsel

                                IDS Cable Corporation                                     Vice President and
                                                                                          Assistant Secretary

                                IDS Cable II Corporation                                  Vice President and
                                                                                          Assistant Secretary

                                IDS Management Corporation                                Vice President and
                                                                                          Assistant Secretary

                                IDS Partnership Services                                  Vice President and
                                Corporation                                               Assistant Secretary

                                IDS Plan Services of                                      Vice President and
                                California, Inc.                                          Assistant Secretary

                                IDS Realty Corporation                                    Vice President and
                                                                                          Assistant Secretary

James M. Punch,                 American Express Financial   70100 AXP Financial Center   Vice President - Branded
Vice President and Project      Advisors Inc.                Minneapolis, MN  55747       Platform Project
Manager - Branded Platform
Project

Frederick C. Quirsfeld,         American Express Asset       200 AXP Financial Center     Senior Vice President and
Director and Senior Vice        Management Group Inc.        Minneapolis, MN 55474        Senior Portfolio Manager
President - Fixed Income

                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55747       Fixed Income

Teresa J. Rasmussen             American Express Financial   200 AXP Financial Center     Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN 55474        Assistant General Counsel
General Counsel

Rollyn C. Renstrom,             American Express Financial   70100 AXP Financial Center   Vice President - Corporate
Vice President - Corporate      Advisors Inc.                Minneapolis, MN  55747       Planning and Analysis
Planning and Analysis

ReBecca K. Roloff,              American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Field Management and
President - Field Management                                                              Financial Advisory Services
and Financial Advisory
Services

Stephen W. Roszell,             Advisory Capital             200 AXP Financial Center     Director
Director and Senior Vice        Strategies Group Inc.        Minneapolis, MN 55474
President - Institutional
Group

                                American Express Asset                                    Director, President and
                                Management Group Inc.                                     Chief Executive Officer

                                American Express Asset                                    Director
                                Management International,
                                Inc.

                                American Express Asset                                    Director
                                Management Ltd.

                                American Express Financial   70100 AXP Financial Center   Senior Vice President -
                                Advisors Inc.                Minneapolis, MN  55747       Institutional

                                American Express Trust                                    Director
                                Company


Erven A. Samsel,                American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Field Management
President - Field Management

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Alabama Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Massachusetts Inc.

                                IDS Insurance Agency of                                   Vice President
                                New Mexico Inc.

                                IDS Insurance Agency of                                   Vice President
                                North Carolina Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

                                IDS Insurance Agency of                                   Vice President
                                Wyoming Inc.

Theresa M. Sapp                 American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Relationship   Advisors Inc.                Minneapolis, MN  55747       Relationship Leader
Leader

Stuart A. Sedlacek,             American Enterprise Life     829 AXP Financial Center     Executive Vice President
Director, Senior Vice           Insurance Company            Minneapolis, MN  55474
President and Chief Financial
Officer

                                American Express Financial   70100 AXP Financial Center   Senior Vice President and
                                Advisors Inc.                Minneapolis, MN  55747       Chief Financial Officer

                                American Express Trust                                    Director
                                Company

                                American Partners Life       1751 AXP Financial Center    Director and Vice President
                                Insurance Company            Minneapolis, MN  55474

                                IDS Certificate Company                                   Director and President

                                IDS Life Insurance Company   70100 AXP Financial Center   Executive Vice President
                                                             Minneapolis, MN  55747       and Controller

Donald K. Shanks,               AMEX Assurance Company       200 AXP Financial Center     Senior Vice President
Vice President - Property                                    Minneapolis, MN 55474
Casualty

                                American Express Financial   70100 AXP Financial Center   Vice President - Property
                                Advisors Inc.                Minneapolis, MN  55747       Casualty

                                IDS Property Casualty        1 WEG Blvd.                  Senior Vice President
                                Insurance Company            DePere, WI 54115

Judy P. Skoglund,               American Express Financial   70100 AXP Financial Center   Vice President - Quality
Vice President - Quality and    Advisors Inc.                Minneapolis, MN  55747       and Service Support
Service Support


Bridget Sperl,                  American Express Client      200 AXP Financial Center     Senior Vice President -
Senior Vice President -         Service Corporation          Minneapolis, MN 55474        Client Service
Client Service

                                American Express Financial   70100 AXP Financial Center   Vice President
                                Advisors Inc.                Minneapolis, MN  55747

                                Public Employee Payment                                   Director and President
                                Company

Lisa A. Steffes,                American Express Financial   70100 AXP Financial Center   Vice President - Marketing
Vice President - Marketing      Advisors Inc.                Minneapolis, MN  55747       Offer Development
Offer Development

                                AMEX Assurance Company       200 AXP Financial Center     Director
                                                             Minneapolis, MN  55474

                                IDS Property Casualty        1 WEG Blvd.                  Director
                                Insurance Company            DePere, WI 54115

James J. Strauss,               American Express Financial   70100 AXP Financial Center   Vice President and General
Vice President and General      Advisors Inc.                Minneapolis, MN  55747       Auditor
Auditor

Jeffrey J. Stremcha,            American Express Financial   70100 AXP Financial Center   Vice President -
Vice President - Information    Advisors Inc.                Minneapolis, MN  55747       Information Resource
Resource Management/ISD                                                                   Management/ISD

John R. Thomas                  American Express Financial   70100 AXP Financial Center   Senior Vice President
Senior Vice President -         Advisors Inc.                Minneapolis, MN  55747
Information and Technology

Keith N. Tufte                  American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Director     Advisors Inc.                Minneapolis, MN  55747       Director of Equity Research
of Equity Research

Norman Weaver Jr.,              American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Alliance Group
President - Alliance Group

                                American Express Insurance                                Vice President
                                Agency of Arizona Inc.

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Alabama Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Massachusetts Inc.

                                IDS Insurance Agency of                                   Vice President
                                New Mexico Inc.

                                IDS Insurance Agency of                                   Vice President
                                North Carolina Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

                                IDS Insurance Agency of                                   Vice President
                                Wyoming Inc.


Michael L. Weiner,              American Express Financial   70100 AXP Financial Center   Vice President - Tax
Vice President - Tax Research   Advisors Inc.                Minneapolis, MN  55747       Research and Audit
and Audit

                                IDS Capital Holdings Inc.                                 Vice President

                                IDS Futures Brokerage Group                               Vice President

                                IDS Futures Corporation                                   Vice President, Treasurer
                                                                                          and Secretary

                                IDS Sales Support Inc.                                    Director, Vice President
                                                                                          and Assistant Treasurer

Jeffry F. Welter,               American Express Financial   70100 AXP Financial Center   Vice President - Equity
Vice President - Equity and     Advisors Inc.                Minneapolis, MN  55747       and Fixed Income Trading
Fixed Income Trading

Edwin M. Wistrand,              American Express Financial   70100 AXP Financial Center   Vice President and
Vice President and Assistant    Advisors Inc.                Minneapolis, MN  55747       Assistant General Counsel
General Counsel

                                American Express Financial   70100 AXP Financial Center   Vice President and Chief
                                Advisors Japan Inc.          Minneapolis, MN  55747       Legal Officer

Michael D. Wolf,                American Express Asset       200 AXP Financial Center     Executive Vice President
Vice President - Senior         Management Group Inc.        Minneapolis, MN 55474        and Senior Portfolio
Portfolio Manager                                                                         Manager

                                American Express Financial   70100 AXP Financial Center   Vice President - Senior
                                Advisors Inc.                Minneapolis, MN  55747       Portfolio Manager

Michael R. Woodward,            American Express Financial   70100 AXP Financial Center   Senior Vice President -
Director and Senior Vice        Advisors Inc.                Minneapolis, MN  55747       Field Management
President - Field Management

                                American Express Insurance                                Vice President
                                Agency of Idaho Inc.

                                American Express Insurance                                Vice President
                                Agency of Nevada Inc.

                                American Express Insurance                                Vice President
                                Agency of Oregon Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Kentucky Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Maryland Inc.

                                American Express Property                                 Vice President
                                Casualty Insurance Agency
                                of Pennsylvania Inc.

                                IDS Insurance Agency of                                   Vice President
                                Alabama Inc.

                                IDS Insurance Agency of                                   Vice President
                                Arkansas Inc.

                                IDS Insurance Agency of                                   Vice President
                                Massachusetts Inc.

                                IDS Insurance Agency of                                   Vice President
                                New Mexico Inc.

                                IDS Insurance Agency of                                   Vice President
                                North Carolina Inc.

                                IDS Insurance Agency of                                   Vice President
                                Ohio Inc.

                                IDS Insurance Agency of                                   Vice President
                                Wyoming Inc.

                                IDS Life Insurance Company   P.O. Box 5144                Director
                                of New York                  Albany, NY 12205


David L. Yowan                  American Enterprise                                       Vice President and
Vice President and Corporate    Investment Services                                       Treasurer
Treasurer

                                American Enterprise Life     829 AXP Financial Center     Vice President and
                                Insurance Company            Minneapolis, MN  55747       Treasurer

                                American Express Asset                                    Vice President and
                                Management Group Inc.                                     Treasurer

                                American Express Asset                                    Vice President and
                                Management International                                  Treasurer
                                Inc.

                                American Express                                          Vice President and
                                Certificate Company                                       Treasurer

                                American Express Client      200 AXP Financial Center     Vice President and
                                Service Corporation          Minneapolis, MN  55474       Treasurer

                                American Express                                          Vice President and
                                Corporation                                               Treasurer

                                American Express Financial   70100 AXP Financial Center   Vice President and
                                Advisors Inc.                Minneapolis, MN  55747       Treasurer

                                American Express Financial                                Vice President and
                                Advisors Japan Inc.                                       Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Arizona Inc.                                    Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Idaho Inc.                                      Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Nevada Inc.                                     Treasurer

                                American Express Insurance                                Vice President and
                                Agency of Oregon Inc.                                     Treasurer

                                American Express Personal                                 Treasurer
                                Trust Services, FSB

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Kentucky Inc.

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Maryland Inc.

                                American Express Property                                 Vice President and
                                Casualty Insurance Agency                                 Treasurer
                                of Pennsylvania Inc.

                                American Partners Life       1751 AXP Financial Center    Vice President and
                                Insurance Company            Minneapolis, MN  55474       Treasurer

                                IDS Cable Corporation                                     Vice President and
                                                                                          Treasurer

                                IDS Capital Holdings Inc.                                 Vice President, Treasurer
                                                                                          and Assistant Secretary

                                IDS Insurance Agency of                                   Vice President and
                                Alabama Inc.                                              Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                Arkansas Inc.                                             Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                Massachusetts Inc.                                        Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                New Mexico Inc.                                           Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                New Ohio Inc.                                             Treasurer

                                IDS Insurance Agency of                                   Vice President and
                                Wyoming Inc.                                              Treasurer


                                IDS Life Insurance Company   20 Madison Ave. Extension    Vice President, Treasurer
                                                             P.O. Box 5555                and Assistant Secretary
                                                             Albany, NY  12205-0555

                                IDS Life Insurance Company   P.O. Box 5144                Vice President and
                                of New York                  Albany, NY 12205             Treasurer

                                IDS Life Series Fund, Inc.   200 AXP Financial Center     Vice President and
                                                             Minneapolis, MN  55474       Treasurer

                                IDS Life Variable Annuity    70100 AXP Financial Center   Vice President and
                                Funds A & B                  Minneapolis, MN  55474       Treasurer

                                IDS Management Corporation                                Director, Vice President
                                                                                          and Treasurer

                                IDS Partnership Services                                  Vice President and
                                Corporation                                               Treasurer

                                IDS Property Casualty        1 WEG Blvd.                  Vice President, Treasurer
                                Insurance Company            DePere, WI 54115             and Assistant Secretary

                                IDS Real Estate Services,                                 Vice President and
                                Inc.                                                      Treasurer

                                IDS Realty Corporation                                    Vice President and
                                                                                          Treasurer

                                Investors Syndicate                                       Vice President and
                                Development Corporation                                   Treasurer

                                Public Employee Payment                                   Vice President and
                                Company                                                   Treasurer

Item 27.       Principal Underwriters

               (a)  Not Applicable.
               (b)  Not Applicable.
               (c)  Not Applicable.

Item 28.       Location of Accounts and Records

               American Express Financial Corporation
               70100 AXP Financial Center
               Minneapolis, MN  55474

Item 29.       Management Services

               Not Applicable.

Item 30.       Undertakings

               Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 25th day of July, 2001.


                           INCOME TRUST


                           By /s/   John R. Thomas**
                              ----------------------
                                    John R. Thomas,
                                    President


                           By /s/   Paul D. Pearson
                              -----------------
                                    Paul D. Pearson, Assistant Treasurer


Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of July, 2001.

Signatures                                           Capacity

/s/  H. Brewster Atwater, Jr.*                       Trustee
------------------------------
     H. Brewster Atwater, Jr.

/s/  Arne H. Carlson*                                Chairman of the Board
---------------------
     Arne H. Carlson

/s/  Lynne V. Cheney*                                Trustee
---------------------
     Lynne V. Cheney

/s/  Livio D. DeSimone*                              Trustee
-----------------------
     Livio D. DeSimone

/s/  Ira D. Hall*                                    Trustee
-----------------
     Ira D. Hall

/s/  William H. Dudley*                              Trustee
-----------------------
     William H. Dudley

/s/  David R. Hubers*                                Trustee
---------------------
     David R. Hubers

/s/  Heinz F. Hutter*                                Trustee
---------------------
     Heinz F. Hutter

/s/  Anne P. Jones*                                  Trustee
--------------------
     Anne P. Jones

/s/  William R. Pearce*                              Trustee
------------------------
     William R. Pearce

Signatures                                           Capacity

/s/  Alan K. Simpson*                                Trustee
----------------------
     Alan K. Simpson

/s/  John R. Thomas*                                 Trustee
--------------------
     John R. Thomas

/s/  C. Angus Wurtele*                               Trustee
----------------------
     C. Angus Wurtele


* Signed pursuant to Trustees' Power of Attorney, dated January 11, 2001, filed electronically herewith as Exhibit (q)(1), by:





/s/ Leslie L. Ogg
-----------------
    Leslie L. Ogg

** Signed pursuant to Officers' Power of Attorney, dated January 11, 2001, filed electronically herewith as Exhibit (q)(2), by:





/s/ Leslie L. Ogg
-----------------
    Leslie L. Ogg